Exhibit 10.1

[COMPANY LETTERHEAD]

September 5, 2017

[NAME]

[ADDRESS]

[ADDRESS]

Re:	Success Bonus

Dear [            ];

As you know, today the Board of Directors (the “Board”) of [            ] (the “Company”) approved a [definitive merger agreement (the “Merger Agreement”) under which the Company will be acquired by [            ] (the “Parent”)] (the “Proposed Transaction”). In recognition of your efforts in helping the Company achieve this milestone, and to encourage you to work diligently to achieve a timely closing of the Proposed Transaction, the Board also approved a success bonus for you equal to $[            ] (the “Success Bonus”). The Success Bonus will be payable to you on the date the Proposed Transaction closes (the “Closing Date”) or the first payroll date following the Closing Date, provided that you remain continuously employed by the Company through the Closing Date. If the Proposed Transaction has not closed by 210 days following the date of the signing of the Merger Agreement, or if the Merger Agreement is terminated, then you will not be entitled to receive the Success Bonus. If the Merger Agreement is materially amended prior to the Closing Date, the Board retains the discretion to terminate or modify this letter agreement and the terms of the Success Bonus.

Your Success Bonus will be subject to customary deductions and withholdings. Nothing contained in this letter modifies the “at-will” status of your employment or guarantees you any right to remain employed by the Company. This letter agreement shall be binding upon and inure to the benefit of any successor of the Company. No provision of this letter agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing and signed by you and the Company. This letter agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

Please contact Doug King if you have any questions regarding the foregoing.

Sincerely,

Accepted this     day of September, 2017.